Exhibit 99.1

Bain Capital Specialty Finance, Inc. Declares Fourth Quarter 2019 Dividend of $0.41 per Share and Announces September 30, 2019 Financial Results

BOSTON — November 6, 2019 — Bain Capital Specialty Finance, Inc. (“BCSF” or the “Company” ) (NYSE: BCSF)  today announced that its Board of Directors has declared a dividend of $0.41 per share for the fourth quarter of 2019 and announced its financial results for the third quarter ended September 30, 2019.

“We are pleased with this quarter’s portfolio growth, which increased 3.3% in market value over last quarter and positively contributed to our earnings results,” said Michael Ewald, President and Chief Executive Officer of BCSF.  “As evidenced by the successful issuance of our second middle market CLO, we remain focused on identifying attractive marketplace opportunities to increase shareholder value while continuing to be highly selective and thoughtful with our portfolio construction across industries.”

QUARTERLY HIGHLIGHTS

•                  The Company announced a dividend of $0.41 per share for the fourth quarter of 2019 payable to shareholders of record as of December 31, 2019 (1).

•                  Net investment income for the quarter ended September 30, 2019 was $21.2 million or $0.41 per share, as compared to $21.2 million or $0.41 per share for the quarter ended June 30, 2019.

•                  Net income for the quarter ended September 30, 2019 was $18.2 million or $0.35 per share, as compared to $19.2 million or $0.37 per share for the quarter ended June 30, 2019.

•                  Net asset value per share was $19.71 as of September 30, 2019, a decrease from $19.77 as of June 30, 2019.

•                  On August 28, 2019, the Company, through BCC Middle Market CLO 2019-1 LLC (the “2019-1 Issuer”), and BCC Middle Market CLO 2019-1 Co-Issuer, LLC (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), completed its $501.0 million term debt securitization. The transaction was executed through a private placement. The notes and loans (“2019-1 Debt”) issued in connection with the transaction are secured by a diversified portfolio consisting primarily of middle market loans and participation interests in middle market loans, a majority of which are senior secured loans. The 2019-1 Debt is scheduled to mature on October 15, 2031.

•                  On August 28, 2019, the Company terminated its revolving credit facility with Citibank, N.A. The proceeds from the 2019-1 Debt were used to repay that total outstanding debt.

Selected Financial Highlights

(dollar amounts in thousands)	Q3 2019	Q2 2019
Net investment income per share	$0.41	$0.41
Net investment income	$21,175	$21,155
Earnings per share	$0.35	$0.37
Dividends declared and payable	$0.41	$0.41

	As of September 30,	As of June 30,
(dollar amounts in thousands)	2019	2019
Total fair value of investments	$2,506,734	$2,427,415
Total assets	$2,727,462	2,589,822
Total net assets	$1,018,225	1,021,202
Net asset value per share	$19.71	$19.77

PORTFOLIO AND INVESTMENT ACTIVITY

•                  For the three months ended September 30, 2019, BCSF invested $274.8 million in 38 portfolio companies across 18 different industries. BCSF had $184.2 million of principal repayments and sales in the quarter. On a net basis, our investments in the quarter totaled $90.6 million.

(dollar amounts in millions)	Q3 2019	Q2 2019
Investment Fundings	$274.8	$403.1
Sales and Repayments	184.2	378.1
Net Investment Activity	90.6	25.0

•                  As of September 30, 2019, the Company’s investment portfolio had a fair value of $2,506.7 million.

•                  As of September 30, 2019 the investment portfolio based on fair value consisted of:

Investment Portfolio at FV	$ in Millions	% of Total
First lien senior secured	$2,179.0	86.9%
First lien last out	27.3	1.1
Second lien senior secured	192.2	7.7
Subordinated debt	15.0	0.6
Corporate bonds	26.0	1.0
Equity interest	45.7	1.8
Preferred equity	21.4	0.9
Warrants	0.1	0.0
Total	$2,506.7	100.0%

•                  As of September 30, 2019, the weighted average gross yield on the investment portfolio was 7.7% (2) and 98.7% of total investments at fair value were in floating rate securities.

•                  As of September 30, 2019, there were no investments on non-accrual status.

THIRD QUARTER 2019 OPERATING RESULTS

•                  For the three months ended September 30, 2019 and June 30, 2019, total investment income was $52.7 million and $50.6 million, respectively.

•                  Total expenses before taxes for the three months ended September 30, 2019 and June 30, 2019, were $31.5 million and $29.4 million, respectively.

•                  Net investment income after taxes for the three months ended September 30, 2019 and June 30, 2019 was $21.2 million or $0.41 per share, respectively.

•                  During the three months ended September 30, 2019, the Company had net realized and unrealized losses of $3.0 million, compared to net realized and unrealized losses of $1.9 million during the three months ended June 30, 2019.

•                  Net increase in net assets resulting from operations for the three months ended September 30, 2019 was $18.2 million, or $0.35 per share.

CAPITAL and LIQUIDITY

•                  At September 30, 2019, BCSF had cash and cash equivalents and foreign cash of $71.6 million.

•                  BCSF had total principal debt outstanding of $1,662.3 million including $316.0 million outstanding in the Company’s revolving credit facility with Goldman Sachs Bank USA (the “BCSF Revolving Credit Facility”), $581.8 million outstanding in the Company’s credit facility with JPMorgan Chase Bank, National Association (the “JPM Credit Facility”), $365.7 million outstanding of the notes issued through BCC Middle Market CLO 2018-1 LLC in September 2018, and $398.8 million outstanding of the 2019-1 Debt.

•                  Undrawn capacity in our BCSF Revolving Credit Facility totaled $184.0 million, and undrawn capacity in our JPM Credit Facility totaled $84.8 million as of September 30, 2019.

•                  For the three months ended September 30, 2019, the weighted average interest rate on debt outstanding was 4.7%.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on November 7, 2019. Please visit BCSF’s webcast link located on the Events & Presentation page of the Investor Resources section of BCSF’s website http://www.baincapitalbdc.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

•                  Domestic: 1-877-407-4018

•                  International: 1-201-689-8471

•                  Conference ID: 13695114

All callers will need to enter the Conference ID followed by the # sign and reference “Bain Capital Specialty Finance” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through November 14, 2019 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•                  Domestic: 1-844-512-2921

•                  International: 1-412-317-6671

•                  Conference ID: 13695114

ENDNOTES

(1)         The $0.41 per share dividend is payable on January 30, 2020 to holders of record as of December 31, 2019.

(2)         Information through September 30, 2019. Computed for debt investments based upon the annual interest rate as of September 30, 2019, divided by the total par amount of investments. For investments with floating interest rates, the yield calculation is computed using the contract rate data as of September 30, 2019.

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of	As of
	September 30, 2019	December 31, 2018
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $2,456,038 and $1,449,749, respectively)	$2,431,395	$1,422,837
Non-controlled/affiliate investment (amortized cost of $6,720 and $6,720, respectively)	6,720	6,720
Controlled affiliate investment (amortized cost of $66,298 and $296,648, respectively)	68,619	298,249
Cash and cash equivalents	70,637	14,693
Foreign cash (cost of $1,066 and $589, respectively)	992	591
Restricted cash	86,402	17,987
Collateral on forward currency exchange contracts	64	4
Deferred financing costs	3,471	4,018
Interest receivable on investments	18,600	6,249
Prepaid insurance	—	1
Receivable for sales and paydowns of investments	28,070	1,634
Other assets	2,147	—
Unrealized appreciation on forward currency exchange contracts	9,308	9,322
Dividend receivable	1,037	8,709
Total Assets	$2,727,462	$1,791,014

Liabilities
Debt (net of unamortized debt issuance costs of $4,685 and $2,040, respectively)	$1,657,578	$634,925
Offering costs payable	1,731	1,820
Interest payable	12,381	4,835
Payable for investments purchased	3,033	119,166
Base management fee payable	6,328	2,950
Incentive fee payable	3,567	3,300
Accounts payable and accrued expenses	3,443	1,281
Distributions payable	21,176	21,108
Total Liabilities	1,709,237	789,385

Commitments and Contingencies (See Note 10)

Net Assets
Preferred stock, $0.001 par value per share, 10,000,000,000 shares authorized, none issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	$—	$—
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 51,649,812 and 51,482,137 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	52	51
Paid in capital in excess of par value	1,037,577	1,034,255
Total distributable earnings (loss)	(19,404)	(32,677)
Total Net Assets	1,018,225	1,001,629
Total Liabilities and Total Net assets	$2,727,462	$1,791,014

Net asset value per share	$19.71	$19.46

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$50,710	$20,271	$126,037	$48,707
Dividend income	46	—	62	—
Other income	236	92	627	300
Total investment income from non-controlled/non-affiliate investments	50,992	20,363	126,726	49,007
Investment income from controlled affiliate investments:
Interest from investments	781	96	1,023	195
Dividend income	915	6,204	15,425	16,345
Other income	—	—	4	—
Total investment income from controlled affiliate investments	1,696	6,300	16,452	16,540
Total investment income	52,688	26,663	143,178	65,547

Expenses
Interest and debt financing expenses	19,427	6,524	46,592	16,138
Base management fee	8,910	4,639	23,644	11,643
Incentive fee	4,330	3,242	12,905	6,158
Professional fees	789	900	1,615	1,740
Directors fees	159	68	370	203
Other general and administrative expenses	1,243	330	3,672	954
Total expenses before fee waivers	34,858	15,703	88,798	36,836
Base management fee waiver	(2,582)	(2,319)	(6,450)	(5,821)
Incentive fee waiver	(763)	(620)	(2,745)	(1,624)
Total expenses, net of fee waivers	31,513	12,764	79,603	29,391
Net investment income	21,175	13,899	63,575	36,156

Net realized and unrealized gains (losses)
Net realized gain (loss) on non-controlled/non-affiliate investments	27	(3,175)	(1,394)	(5,021)
Net realized gain on controlled affiliate investments	—	—	265	—
Net realized gain (loss) on foreign currency transactions	122	(103)	(190)	(367)
Net realized gain (loss) on forward currency exchange contracts	346	177	11,042	(2,696)
Net change in unrealized appreciation (depreciation) on foreign currency translation	162	(17)	461	(43)
Net change in unrealized appreciation (depreciation) on forward currency exchange contracts	9,135	1,529	(14)	9,123
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliate investments	(12,373)	7,124	2,269	(2,197)
Net change in unrealized appreciation (depreciation) on controlled affiliate investments	(395)	(443)	720	1,562
Total net gains (losses)	(2,976)	5,092	13,159	361

Net increase in net assets resulting from operations	$18,199	$18,991	$76,734	$36,517

Per Common Share Data
Basic and diluted net investment income per common share	$0.41	$0.33	$1.23	$1.02
Basic and diluted increase in net assets resulting from operations per common share	$0.35	$0.46	$1.49	$1.03
Basic and diluted weighted average common shares outstanding	51,649,812	41,733,013	51,587,779	35,461,497

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle-market companies. BCSF is managed by BCSF Advisors, L.P., an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, L.P. Since commencing investment operations on October 13, 2016, and through September 30, 2019, BCSF has invested approximately $3,213.8 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. These statements are not guarantees of future events and are subject to risks, uncertainties, and other factors, some of which are beyond BCSF’s control and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in BCSF’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which BCSF makes them. BCSF does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Investor Contact:

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. +1 646 502 3549

clusk@stantonprm.com